UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2023

Jackson Financial Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40274	98-0486152
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Corporate Way, Lansing, Michigan		48951
(Address of principal executive offices)		(Zip Code)
(517) 381-5500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, Par Value $0.01 Per Share	JXN	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Fixed-Rate Reset Noncumulative Perpetual Preferred Stock, Series A	JXN PRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

Jackson Financial Inc. (the “Company,” “we,” “our,” or “us”) is furnishing, as Exhibit 99.1, a historical financial supplement for the quarters and years ended 2021 and 2022 that has been recast to reflect the adoption of U.S. GAAP Accounting Standards Update 2018-12 related to targeted improvements to the accounting for long-duration contracts (“LDTI”).

The financial information in Exhibit 99.1 is based on our implementation of LDTI and is currently unaudited. We expect to file recasted audited financial statements for the years ended December 31, 2022 and 2021, following the filing with the Securities and Exchange Commission of our Form 10-Q for the quarter ended March 31, 2023. The information in Exhibit 99.1 is being provided prior to the availability of the audited financial statements to assist investors and other users of our financial statements in evaluating the impact of LDTI on the Company’s financial position and results of operations. It is possible that the recasted audited financial statements may differ, perhaps materially, from the information included in Exhibit 99.1.

The information in this Item (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

See also Item 7.01 below for additional information.

Item 7.01    Regulation FD Disclosure.

Effective January 1, 2023, we adopted the LDTI accounting guidance, which includes changes to the existing recognition, measurement, presentation, and disclosure requirements for long-duration contracts issued by an insurance entity, and applied the modified retrospective adoption method, except for market risk benefits for which we applied a full retrospective transition approach.

The LDTI accounting guidance contains four significant changes:

1.Market risk benefits: market risk benefits, is a new term for certain contracts or features that provide for potential benefits in addition to the account balance which contracts or features expose us to other than nominal market risk (for example, certain guaranteed benefits on annuity contracts, including guaranteed minimum withdrawal benefits and guaranteed minimum death benefits on variable annuities), and are measured at fair value. Changes in fair value are recorded and presented separately within the income statement, with the exception of changes in fair value due to the Company’s own credit (or non-performance) risk, which are recognized in other comprehensive income (“OCI”);

2.Deferred acquisition costs: deferred acquisition costs (“DAC”) are amortized on a constant-level basis, independent of profitability on the underlying business;

3.Liability for future policy benefits: annual review and, if necessary, update of cash flow assumptions used to measure the liability for future policy benefits for nonparticipating traditional and limited-payment insurance contracts are required. These liabilities are discounted using an upper-medium grade fixed income instrument yield which is updated quarterly, with related changes in the liability recognized in OCI; and

4.Enhanced disclosures: enhanced disclosures are required, including disaggregated roll-forwards of certain balance sheet accounts that provide information about actual and expected cash flows, as well as information about significant inputs, judgments, assumptions and methods used in measurement. The enhanced disclosures are intended to improve the ability of users of the financial statements to evaluate the timing, amount, and uncertainty of cash flows arising from long-duration contracts.

Effective January 1, 2023, with a transition date of January 1, 2021, we have adopted LDTI. Under the modified retrospective approach, we are applying the new guidance to contracts in force on the transition date on the basis of their existing carrying value, using updated future cash flow assumptions, and eliminating certain related amounts in accumulated other comprehensive income (loss) (“AOCI”). Under the full retrospective transition approach, we are applying the guidance at the transition date, using actual historical experience information as of contract inception, as if the accounting guidance had always been applied.

The adoption of LDTI has no impact on the Company’s statutory capital or ability to return cash to shareholders. However, several of our key financial metrics are impacted by the adoption of LDTI, which are summarized in the table below:

Key Metric	Impact from LDTI Adoption
Total Shareholders’ Equity
•As of the initial transition date of January 1, 2021, the adoption resulted in a decrease of $3.0 billion
•As of December 31, 2022, the impact is an increase of $223 million largely due to the higher level of interest rates
•The December 31, 2022 equity increase is comprised of a reduction in retained earnings that was more than offset by an increase in AOCI, primarily reflecting the effect of the cumulative change in non-performance risk to AOCI

Adjusted Book Value (ABV)[1]
•Our adjusted book value definition excludes AOCI attributable to JFI
•The reduction in retained earnings as of the December 31, 2022 results in a decrease to ABV of approximately $1.9 billion
•The Company’s leverage ratio increases to 21% after implementation at December 31, 2022.

Net Income
•Under LDTI, our net hedge results are expected to be less sensitive to equity market movements, but more sensitive to interest rate movements
•Full year net income for 2022 and 2021 increased by $489 million and $234 million, respectively
•No changes to our hedging strategy are expected as a result of the adoption of LDTI

Adjusted Operating Earnings (AOE)[1]
•Modest estimated increase to go forward DAC amortization
•No reduction in AOE from attributed fee treatment given our historical presentation of variable annuity guarantee fees
•Acceleration or deceleration of DAC amortization driven by equity market movements no longer applies going forward, which should make AOE less volatile – see historical comparison chart below
•Portion of DAC amortization attributable to non-operating items prior to transition date will continue to be excluded from AOE

1 A Non-GAAP Financial Measure. See “Non-GAAP Financial Measures” and “Select U.S. GAAP to Non-GAAP Reconciliations” in Exhibit 99.1

The information in this Item (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Forward-Looking Statements

The information in this document contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this document not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “remain,” “confident” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied. Factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in the Company’s reports filed with the U.S. Securities and Exchange Commission. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

Certain financial data included in this document consists of non-GAAP ("Generally Accepted Accounting Principles") financial measures. These non- GAAP financial measures may not be comparable to similarly titled measures presented by other entities, nor should they be construed as an alternative to other financial measures determined in accordance with U.S. GAAP. Although the Company believes these non-GAAP financial measures provide useful information to investors in measuring the financial performance and condition of its business, investors are cautioned not to place undue reliance on any non-GAAP financial measures and ratios included in this document. A reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure can be found in the “Non-GAAP Financial Measures” in Exhibit 99.1 to this report.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Quarterly Financial Supplement Recast for Long-Duration Targeted Improvement Accounting Guidance for the quarters and years ended 2021 and 2022 (Unaudited).

104	Cover Page Interactive Data File (the coverage page XBRL tags are embedded within the Inline XBRL Document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JACKSON FINANCIAL INC.

	By:	/s/ Marcia Wadsten
Marcia Wadsten
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Date: March 22, 2023